UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2011 (September 6, 2011)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2011, Spectra Energy Corp (“Spectra Energy”) and Spectra Energy’s wholly-owned subsidiaries Spectra Energy DEFS Holding, LLC and Spectra Energy DEFS Holding Corp (Spectra Energy DEFS Holding Corp, collectively with Spectra Energy DEFS Holding, LLC, the “Spectra Member”) entered into an Acknowledgement and Waiver Agreement (the “Acknowledgement and Waiver Agreement”) with ConocoPhillips and ConocoPhillips Gas Company, a wholly-owned subsidiary of ConocoPhillips (the “COP Member”), which relates to the COP Member’s and the Spectra Member’s co-ownership of DCP Midstream, LLC (“DCP Midstream”).

Under the Acknowledgement and Waiver Agreement, Spectra Energy and the Spectra Member acknowledged and confirmed that if ConocoPhillips effects a tax-free spin-off of certain of its businesses to its stockholders, and in connection with such spin-off, ConocoPhillips seeks to transfer, prior to the spin-off, all of its equity interest in the COP Member or the COP Member’s 50% interest in DCP Midstream to a wholly-owned subsidiary of ConocoPhillips to be spun-off (or a wholly-owned subsidiary of such entity), such transfer will be permitted subject to certain requirements applicable to transfers of interests in DCP Midstream to affiliates of the COP Member contained in the limited liability company agreement of DCP Midstream. In addition, under the Acknowledgement and Waiver Agreement, Spectra Energy and the Spectra Member waived their right to purchase the COP Member’s interest in DCP Midstream that would otherwise be applicable to the spin-off pursuant to a change in control provision in the limited liability company agreement of DCP Midstream.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Acknowledgement and Waiver Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Acknowledgement and Waiver Agreement, dated as of September 6, 2011, by and among ConocoPhillips, ConocoPhillips Gas Company, Spectra Energy Corp, Spectra Energy DEFS Holding, LLC and Spectra Energy DEFS Holding Corp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Patricia M. Rice
Patricia M. Rice
Secretary

Date: September 12, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Acknowledgement and Waiver Agreement, dated as of September 6, 2011, by and among ConocoPhillips, ConocoPhillips Gas Company, Spectra Energy Corp, Spectra Energy DEFS Holding, LLC and Spectra Energy DEFS Holding Corp